EXHIBIT 23


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated February 9, 1998 in this Annual Report (Form 10-K) of Jefferson-Pilot Corporation.

Our audit also included the financial statement schedules of Jefferson-Pilot Corporation listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference of our report dated February 9, 1998 with respect to the consolidated financial statements included in this Annual Report (Form 10-K) of Jefferson-Pilot Corporation, and our report included in the preceding paragraph with respect to the financial statement schedules, in the following Registration Statements:

   Form S-8, Nos. 2-36778, 2-56410, and 33-30530, pertaining to the
     Long Term Stock Incentive Plan and predecessor stock plans, and outstanding effective registration statements on Form S-16 included in such S-8 filings;
   Form S-8, No. 33-56369, pertaining to the JP Teamshare Plan;
   Form S-8, No. 33-64137, pertaining to the 1995 Non-Employee Directors'
     Stock Option Plan;
   Form S-3, No. 33-63521, pertaining to debt securities and warrants to purchase securities.


                                               ERNST & YOUNG LLP

Greensboro, North Carolina
March 20, 1998




EXHIBIT 23

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K of Jefferson-Pilot Corporation for the year ended December 31, 1997, into the Company's previously filed Registration Statement File Nos. 2-36778, 2-56410, 33-30530, 33-56369, 33-64137, and 33-
63521.


                                               ARTHUR ANDERSEN LLP

Detroit, Michigan
March 26, 1998



EXHUBIT 23

                           ACCOUNTANT'S CONSENT


We hereby consent to the incorporation by reference of our report dated February 6, 1996, which is included in this annual report on Form 10-K, on the consolidated financial statements of Jefferson-Pilot Corporation and subsidiaries for the year ended December 31, 1995 and the information included in the financial statements insofar as it relates to 1995, into Jefferson-Pilot Corporation's previously filed Registration Statement File Nos. 2-36778, 2-56410, 33-30530, 33-56369, 33-64137 and 33-63521.


                                               McGLADREY & PULLEN, LLP

Greensboro, North Carolina
March 27, 1998